20406090
Corporate Access No.

BUSINESS CORPORATIONS ACT

Form 5

CERTIFICATE OF AMENDMENT

- GREGORY EXPLORATION LTD. -
Name of Corporation

I HEREBY CERTIFY THAT THE ARTICLES OF THE ABOVE-MENTIONED CORPORATION WERE AMENDED.

☐ UNDER SECTION 13 OF THE BUSINESS CORPORATIONS ACT IN ACCORDANCE WITH THE ATTACHED NOTICE;

☐ UNDER SECTION 27 OF THE BUSINESS CORPORATIONS ACT AS SET OUT IN THE ATTACHED ARTICLES OF AMENDMENT DESIGNATING A SERIES OF SHARES;

☒ UNDER SECTION 171 OF THE BUSINESS CORPORATIONS ACT AS SET OUT IN THE ATTACHED ARTICLES OF AMENDMENT;

☐ UNDER SECTION 185 OF THE BUSINESS CORPORATIONS ACT AS SET OUT IN THE ATTACHED ARTICLES OF REORGANIZATION;

☐ UNDER SECTION 186 OF THE BUSINESS CORPORATIONS ACT AS SET OUT IN THE ATTACHED ARTICLES OF ARRANGEMENT.

Registrar of Corporations

October 3, 1989
Date of Amendment

IMPORTANT:  PLEASE READ INSTRUCTIONS ON THE BACK OF THIS FORM

BUSINESS CORPORATIONS ACT (SECTION 27 OR 171)	FORM 4

CONSUMER AND CORPORATE AFFAIRS	ARTICLES OF AMENDMENT

1. NAME OF CORPORATION:	2. CORPORATE ACCESS NUMBER:
406090 ALBERTA INC.	20406090
3. THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

1. Pursuant to Section 167 (1) (a) of the Business Corporations Act (Alberta), Item 1 of the Articles of the Corporation is hereby amended by changing the name of the Corporation from 406090 Alberta Inc. to:

GREGORY EXPLORATION LTD.

2. Pursuant to Section 167 (1) (d) (e) and (f) of the Business Corporations Act (Alberta), Item 2 of the Articles of the Corporation is hereby amended by the deletion of the present wording contained in Article 2 and the Schedule "A" referred thereto, and by the substitution of the attached Schedule "A".

3. Pursuant to Section 167 (1) (1) of the Business Corporations Act (Alberta), Item 3 of the Articles of the Corporation is hereby amended by the deletion of the present wording contained in Item 3, and by the substitution of the following:

"3. RESTRICTIONS IF ANY ON SHARE TRANSFERS:

None"

4. Pursuant to Section 167 (1) (k) of the Business Corporations Act (Alberta), Item 4 of the Articles of the Corporation is hereby amended by increasing the minimum number of directors of the Corporation from One (1) to Three (3).

5. Pursuant to Section 167 (1) (m) of the Business Corporations Act (Alberta), Item 6 of the Articles of the Corporation is hereby amended by the deletion of the present wording contained in Item 6 and by the substitution of the following:

"6. OTHER PROVISIONS IF ANY:

The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed 1/3 of the number of directors who held office at the expiration of the last annual meeting of the Corporation."

DATE	SIGNATURE	TITLE
Oct. 2, 1989		Director
FOR DEPARTMENTAL USE ONLY		FILED
CCA-06 104 (Rev 11/87)

SCHEDULE "A"

2. THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE:

The Corporation is authorized to issue an unlimited number of Common shares without nominal or par value, and an unlimited number of Preferred shares without nominal or par value, such shares having attached thereto the following rights, privileges, restrictions and conditions:

1. COMMON SHARES

Subject to the rights of the Preferred shares, and the rights of any other shares of the Corporation which are expressed to rank prior to the Common shares, the Common shares shall be subject to the following rights, privileges, restrictions and conditions, namely:

(a) The holders of the Common shares shall be entitled to vote at any meeting of shareholders of the Corporation.

(b) The holders of the Common shares shall be entitled to receive any dividend declared payable to the Common shares by the Corporation; and

(c) The holders of the Common shares shall be entitled to receive the remaining property of the Corporation on dissolution.

2. PREFERRED SHARES

The Preferred Shares shall have attached thereto, as a class, the following rights, privileges, restrictions and conditions, namely:

(a) DIRECTORS' RIGHT TO ISSUE IN ONE OR MORE SERIES

The Preferred Shares may at any time, or from time to time, be issued in one or more series, each series to consist of such number of shares as may, before the issue thereof, be determined by resolution of the Board of Directors of the Corporation;

(b) DIRECTORS' RIGHT TO FIX TERMS OF EACH SERIES

The Directors of the Corporation shall, by ordinary resolution, fix from time to time before the issue thereof the designation, price, restrictions, conditions and limitations attaching to the Preferred Shares of each series including, without limiting the generality of the foregoing, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the redemption or purchase prices and terms and conditions of redemption or purchase, any voting rights, any conversion rights and any sinking fund or other provisions;

(c) RANKING OF PREFERRED SHARES

The Preferred Shares of each series shall rank, both as regards dividends and return of capital, in priority to all other shares of the Corporation.  The Preferred Shares of any series may also be given such other preferences over the Common shares and over any other shares of the Corporation ranking junior to the Preferred Shares, as may be fixed in accordance with sub-section 2(b) hereof; provided, however, that no rights, privileges, restrictions or conditions attached to a series of shares shall confer on a series a priority in respect of voting, dividends or return of capital over any other series of shares of the- same class that are then outstanding.